SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 5, 2015

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, CO 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 8.01.	OTHER EVENTS

On June 5, 2015, Newmont Mining Corporation, a Delaware corporation (“Newmont”), announced that it had entered into a definitive, binding agreement (the “Agreement”) with OceanaGold Corporation (“OceanaGold”) to sell (the “Sale”) Newmont Waihi Gold Limited (“Waihi”). Pursuant to the Agreement, consideration for the Sale includes cash proceeds of $101 million, a $5 million contingent payment and a 1% Net Smelter Royalty on a recent discovery north of Waihi’s current operations. Pursuant to the Agreement, OceanaGold will acquire all of Waihi’s open pit and underground mining assets and liabilities. The Sale is expected to close in the third quarter of 2015, subject to satisfaction or waiver of certain conditions, including the receipt of the necessary regulatory approvals.

A copy of Newmont’s news release announcing the signing of the Agreement is attached as Exhibit 99.1 hereto and is incorporated by reference.

Cautionary Statement Regarding Forward-Looking Statements:

This Form 8-K contains “forward-looking statements” within the meaning of applicable securities laws that are intended to be covered by the safe harbors created by those laws, including, without limitation, future statements relating to the closing of the transaction and other statements that are not historical facts. While such forward-looking statements are expressed by Newmont as stated in this Form 8-K in good faith and believed by Newmont to have a reasonable basis, they are subject to important risks and uncertainties. Closing of the transaction remains subject to approval of applicable governmental or regulatory authorities, the receipt of all required third party approvals, and the satisfaction or waiver of certain other conditions contemplated by the Agreement. A failure to meet such conditions may result in a delay or termination of the contemplated transaction. As such, no guarantees can be made with respect to the closing of the contemplated transaction. As a result, the events predicted in these forward-looking statements may differ materially from actual events. Newmont does not undertake any obligation to release publicly revisions to any forward-looking statement or to comment on expectations of, or statements made by OceanaGold or other third parties in respect of the transaction, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued forward-looking statement constitutes a reaffirmation of that statement. Continued reliance on forward-looking statements is at investors’ own risk.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release, Dated June 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan H. Hennessey
Title:	Vice President, Associate General Counsel and Corporate Secretary

Dated: June 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, Dated June 5, 2015